EXHIBIT 32.1

CERTIFICATION-PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

The undersigned as Interim Chief Executive Officer of Advaxis, Inc. (the “Company”), does hereby certify that the foregoing Quarterly Report on Form 10-Q of the Company for the quarter ended April 30, 2018:

(1)	Fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	Fairly presents, in all material respects, the financial condition and result of operations of the Company.

June 7, 2018

/s/ Kenneth A. Berlin
Kenneth A. Berlin
Principal Executive, Financial and Accounting Officer